EXHIBIT 10.2

REVOLVING LINE OF CREDIT AGREEMENT

This Revolving Line of Credit Agreement (this “Agreement”) is made as of July 1, 2006 by and between CenterStaging Corp., a Delaware corporation (“Borrower”), and Howard Livingston (“Lender”), with reference to the following facts.

A. Borrower may be in need of funds from time to time to meet its short-term working capital requirements.

B. On the terms and subject to the conditions set forth in this Agreement, Lender, in its discretion, is willing to make funds available to Borrower on a revolving basis in order to meet such working capital needs.

AGREEMENT

1. Advances

1.1 At Borrower’s request, Lender, in its sole and absolute discretion, may advance funds to Borrower, in which event Borrower agrees to repay such advances, from time to time in accordance with the terms and conditions of this Agreement and the form of revolving promissory note attached hereto as Exhibit A (the “Note”); provided, however, that at no time shall the aggregate of all advances outstanding under this Agreement and the Note at any time exceed $250,000.

1.2 This Agreement shall expire two years after the date of this Agreement; provided, however, that this Agreement may be terminated sooner upon notice from Lender to Borrower at any time.

2. Miscellaneous Provisions

2.1 Notices. All notices, requests, demands and other communications given pursuant to this Agreement or the Note shall be in writing, and shall be delivered by personal service, courier, facsimile transmission or by United States first class, registered or certified mail, addressed to the following addresses:

If to Borrower:	CenterStaging Corp.
3407 Winona Avenue
Burbank, California 91504
Attention: Chief Executive Officer
Facsimile: (818) 848-4016

If to Lender:	Johnny Caswell
c/o CenterStaging Corp.
3407 Winona Avenue
Burbank, California 91504
Facsimile: (818) 848-4016

Any such notice, other than a notice sent by registered or certified mail, shall be effective when received; a notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails (or on the seventh day if sent to or from an address outside the United States). Any party may from time to time change its address for further notices hereunder by giving notice to the other party in the manner prescribed in this Section.

2.2 No Waivers; Remedies Cumulative. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

2.3 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and Lender and such amendment is approved by the Board of Directors of Borrower.

2.4 Successors and Assigns. Borrower may not assign its right or duties hereunder without the prior written consent of Lender, which consent Lender may deny, withhold or delay in its sole and absolute discretion.

2.5 Governing Law. This Agreement has been made and entered into in the State of California and shall be construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of law thereof.

2.6 Prior Understandings. This Agreement supersedes all prior understandings and agreements (whether written, oral or otherwise) pertaining to the subject matter hereof, and constitutes the entire agreement between the parties hereto relating to the subject matter hereof and the transactions provided for herein.

2.7 Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same agreement with the same effect as if all parties had signed the same signature page. The parties shall accept facsimile signatures as the equivalent of original ones.

2.8 Severability. If any provision of this Agreement or the application of such provision to any Person or circumstance will be held invalid, the remainder of this Agreement or the application of such provision to Persons or circumstances other than those to which it is held invalid will not be affected thereby.

2.9 Additional Documents and Acts. Borrower shall execute and deliver such additional documents and instruments and shall perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated by this Agreement.

2.10 Survival. All indemnities, rights, remedies, representations and warranties contained herein shall survive the expiration or termination of this Agreement, and no termination or expiration hereof shall relieve either party from liability for any breach of this Agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement to one another as of the date first above written.

LENDER:		/s/ Howard Livingston
Howard Livingston

CENTERSTAGING CORP.

BORROWER:	By:	/s/ Roger paglia
Roger Paglia, Chief Executive Officer

EXHIBIT A

REVOLVING LINE OF CREDIT NOTE

Not to Exceed $250,000 in Principal	July 1, 2006

For value received, the undersigned CENTERSTAGING CORP., a Delaware corporation (“Borrower”), promises to pay, in lawful money of the United States, to the order of Howard Livingston, together with his successors and assigns (“Holder”), at such address as Holder may direct, the principal sum of Two Hundred Fifty Thousand Dollars ($250,000), or so much thereof as shall have been advanced and shall remain unpaid hereunder, together with interest from date of disbursement at a fixed annual rate equal to the “prime rate” in effect on the date of each such advance as published in the Wall Street Journal, Western Edition. Interest shall be computed on the basis of the actual number of days during which the principal balance is outstanding. Notwithstanding anything to the contrary expressed or implied herein, all payments made by Borrower hereunder (including, without limitation, any prepayments) shall be applied first to accrued but unpaid interest and second to the reduction of the principal due hereunder.

This Note is delivered pursuant to, and is subject to all of the terms and conditions of, that certain Revolving Line of Credit Agreement dated as of July 1, 2006 (as from time to time amended, the “Loan Agreement”) between Borrower and Howard Livingston. In the event of any conflict between the terms of this Note and the terms of the Loan Agreement, the terms of the Loan Agreement shall govern.

The principal amount of and all accrued but unpaid interest under this Note shall become due and payable upon demand of Holder at any time.

This Note may be repaid in whole or in part at any time without penalty or premium.

If this Note (or any payment due hereunder) is not paid when due, Borrower promises to pay all costs and expenses of collection and reasonable attorneys’ fees incurred by the Holder hereof on account of such collection, plus interest at the rate applicable to principal, whether or not suit is filed hereon. Borrower consents to renewals, replacements and extensions of time for payment hereof, before, at, or after maturity, consents to the acceptance, release or substitution of security for this Note, and waives demand and protest.

IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first above written.

CENTERSTAGING CORP.

By:	/s/ Roger Paglia
Roger Paglia, Chief Executive Officer